QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 26, 2015, relating to the consolidated financial statements of Brookfield Asset Management Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2014.

/s/ DELOITTE LLP Chartered Professional Accountants, Chartered Accountants Licensed Public Accountants June 1, 2015 Toronto, Canada

QuickLinks

  Exhibit 5.1